Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-15805, 333-45026, 333-62020, 333-106569 and 333-106570) of Aware, Inc. of our report dated February 21, 2012, except for the effects of discontinued operations discussed in Note 4 to the consolidated financial statements, as to which the date is February 19, 2013, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 19, 2013